                                                                 Exhibit 99.4.4

                         INDEPENDENT AUDITOR'S REPORT

To the Management Committee
Virginia PCS Alliance, L.C.
Waynesboro, Virginia

We have audited the accompanying balance sheets of Virginia PCS Alliance, L.C. as of December 31, 1999 and 1998, and the related statements of operations, members' equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 1999. These financial statements are the responsibility of the Alliance's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Virginia PCS Alliance, L.C. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1999, in conformity with generally accepted accounting principles.

/s/ McGladrey & Pullen LLP

Richmond, Virginia
February 17, 2000

                          VIRGINIA PCS ALLIANCE, L.C.

                                 BALANCE SHEETS

                                                          December 31,
                                                    --------------------------
                                                        1999          1998
                                                    ------------  ------------
                  ASSETS (Note 2)
Current Assets
  Cash and cash equivalents........................ $     64,052  $     59,814
  Accounts receivable, net of allowance of $561,861
   ($194,958 in 1998)..............................    1,790,159       570,893
  Account receivable, other........................      867,376       373,952
  Inventories......................................    5,996,148     2,271,572
  Prepaid expenses.................................      522,798       371,924
                                                    ------------  ------------
    Total current assets...........................    9,240,533     3,648,155
                                                    ------------  ------------
Subordinated Capital Certificates..................    4,522,811     3,838,366
                                                    ------------  ------------
Property and Equipment
  Land and building................................    1,864,318     1,220,533
  Network plant and equipment......................   73,920,705    63,311,713
  Furniture, fixtures and other equipment..........    5,913,845     4,057,770
  Radio spectrum licenses..........................   32,714,384    32,714,384
                                                    ------------  ------------
    Total in service...............................  114,413,252   101,304,400
  Under construction...............................    6,991,159     2,565,479
                                                    ------------  ------------
                                                     121,404,411   103,869,879
  Less accumulated depreciation....................   14,989,390     7,257,206
                                                    ------------  ------------
                                                     106,415,021    96,612,673
                                                    ------------  ------------
Other Assets.......................................      663,374       216,705
                                                    ------------  ------------
                                                    $120,841,739  $104,315,899
                                                    ============  ============
     LIABILITIES AND MEMBERS' EQUITY (DEFICIT)
Current Liabilities
  Accounts payable................................. $  3,737,845  $  8,437,551
  Due to affiliates (Note 6).......................    2,900,955     2,260,982
  Dividends payable (Note 3).......................      229,138       229,138
  Customer deposits................................      152,758        56,187
  Advance billings.................................       80,702        71,518
  Accrued interest.................................      355,970       726,992
  Accrued payroll..................................       98,680       150,515
  Accrued taxes....................................       39,676        35,878
  Other accrued liabilities........................       37,075        22,129
                                                    ------------  ------------
    Total current liabilities......................    7,632,799    11,990,890
                                                    ------------  ------------
Long-Term Debt (Note 2)............................  131,478,017    90,301,358
                                                    ------------  ------------
Redeemable Series A Preferred Membership Interests
 (Note 3)..........................................   15,191,674    14,345,128
                                                    ------------  ------------

Commitments (Note 5)
Members' Equity (Deficit) (Note 4)
  Series B preferred membership interests..........   15,094,337    10,860,376
  Common membership interests......................  (48,555,088)  (23,181,853)
                                                    ------------  ------------
                                                     (33,460,751)  (12,321,477)
                                                    ------------  ------------
                                                    $120,841,739  $104,315,899
                                                    ============  ============

                       See Notes to Financial Statements.

                          VIRGINIA PCS ALLIANCE, L.C.

                            STATEMENTS OF OPERATIONS
                  Years Ended December 31, 1999, 1998 and 1997

                                           1999          1998         1997
                                       ------------  ------------  -----------
Operating revenues:
  Subscriber revenue.................. $  7,957,059  $  1,738,543  $    72,519
  Wholesale revenue...................    3,903,356     2,175,733        2,400
  Equipment sales.....................    1,516,240       730,356       43,552
                                       ------------  ------------  -----------
                                         13,376,655     4,644,632      118,471
                                       ------------  ------------  -----------
Operating expenses:
  Cost of sales.......................    5,863,735     3,009,537      315,017
  Maintenance and support.............    6,638,337     5,166,427      756,992
  Depreciation and amortization.......    7,769,480     7,040,676      685,826
  Customer operations.................    8,684,604     5,729,097    1,444,291
  Corporate operations................    2,517,056     2,111,408      234,154
                                       ------------  ------------  -----------
                                         31,473,212    23,057,145    3,436,280
                                       ------------  ------------  -----------
    Loss before interest and preferred
     dividends........................  (18,096,557)  (18,412,513)  (3,317,809)
Interest income (expense):
  Interest income.....................      262,094           --           --
  Senior credit facility..............   (6,390,325)   (4,131,445)    (163,067)
  Redeemable preferred interest.......   (1,914,486)   (1,870,988)    (471,119)
                                       ------------  ------------  -----------
Net loss.............................. $(26,139,274) $(24,414,946) $(3,951,995)
                                       ============  ============  ===========


                       See Notes to Financial Statements.

                          VIRGINIA PCS ALLIANCE, L.C.

                            STATEMENTS OF CASH FLOWS
                  Years Ended December 31, 1999, 1998 and 1997

                                          1999          1998          1997
                                      ------------  ------------  ------------
Cash Flows From Operating Activities
Net loss............................  $(26,139,274) $(24,414,946) $ (3,951,995)
Adjustments to reconcile net loss to
 net cash used in operating
 activities:
  Depreciation......................     6,914,324     6,527,202       634,568
  Amortization......................       855,156       513,474        51,258
  Changes in assets and liabilities:
  (Increase) in:
    Accounts receivable.............    (1,712,690)     (845,973)      (98,872)
    Inventories.....................    (3,724,576)   (1,412,802)     (858,770)
    Prepaid expenses................      (150,874)     (128,132)     (243,792)
  Increase (decrease) in:
    Accounts payable, trade.........       515,676    (4,119,974)    1,811,698
    Advance billings and customer
     deposits.......................       105,755        98,099        29,606
    Accrued interest................      (371,022)      132,406       163,067
    Accrued dividends on Series A
     Preferred Membership
     Interests......................       814,587       771,087       415,398
    Other accrued liabilities.......       (33,091)      192,993       (51,634)
                                      ------------  ------------  ------------
      Net cash used in operating
       activities...................   (22,926,029)  (22,686,566)   (2,099,468)
                                      ------------  ------------  ------------
Cash Flows From Investing Activities
  Purchase of property and
   equipment........................   (22,749,914)  (34,826,975)  (23,531,184)
  Increase in patronage capital
   certificates.....................      (466,833)          --            --
  Purchase of radio specturm
   licenses.........................           --            --     (1,927,154)
  Decrease in deferred charges......        14,827           --       (473,575)
                                      ------------  ------------  ------------
      Net cash used in investing
       activities...................   (23,201,920)  (34,826,975)  (25,931,913)
                                      ------------  ------------  ------------
Cash Flows From Financing Activities
  Capital contributions, net........     5,000,000     3,000,000     1,623,514
  Advances from affiliates..........       639,973     1,600,599       127,080
  Borrowings on revolving credit
   agreements, net..................    27,487,693       273,024     1,881,695
  Proceeds from long-term
   borrowings.......................    13,004,521    52,540,650    20,609,405
                                      ------------  ------------  ------------
      Net cash provided by financing
       activities...................    46,132,187    57,414,273    24,241,694
                                      ------------  ------------  ------------
      Net increase (decrease) in
       cash and cash equivalents....         4,238       (99,268)   (3,789,687)
Cash and Cash Equivalents
  Beginning.........................        59,814       159,082     3,948,769
                                      ------------  ------------  ------------
  Ending............................  $     64,052  $     59,814  $    159,082
                                      ============  ============  ============

                       See Notes to Financial Statements.

                          VIRGINIA PCS ALLIANCE, L.C.

                  Years Ended December 31, 1999, 1998 and 1997

                                                 1999       1998       1997
                                              ---------- ---------- -----------
Supplemental Schedule of Noncash Investing
 and Financial Activities
  Noncash increase in radio spectrum licenses
   consisting primarily of accrued
   dividends................................. $      --  $      --  $   431,519
                                              ========== ========== ===========
Supplemental Schedule of Noncash Investing
 and Financing Activities
  Noncash increases in property and equipment
   consisting primarily of accrued
   construction costs, accounts payable,
   accrued dividends, and capitalization of
   other intangible costs.................... $  829,430 $6,044,812 $26,808,718
                                              ========== ========== ===========
  Subordinated capital certificates acquired
   by long-term borrowings................... $  684,445 $2,765,302 $ 1,073,064
                                              ========== ========== ===========
Supplemental Disclosure of Cash Flow
 Information
  Cash payments for interest................. $7,064,868 $4,419,430 $   517,490
                                              ========== ========== ===========
  Cash payments for redeemable preferred
   interest.................................. $1,099,899 $1,099,896 $   870,754
                                              ========== ========== ===========


                       See Notes to Financial Statements.

                          VIRGINIA PCS ALLIANCE, L.C.

                    STATEMENTS OF MEMBERS' EQUITY (DEFICIT)
                  Years Ended December 31, 1999, 1998 and 1997

                                         Series B
                                         Preferred     Common
                                        Membership   Membership
                                         Interests   Interests       Total
                                        ----------- ------------  ------------
Balance as of January 1, 1997.......... $ 7,820,000 $  3,601,950  $ 11,421,950
  Capital contributions................         --     1,638,050     1,638,050
  Issuance costs.......................         --       (14,536)      (14,536)
  Conversion of Common Membership
   Interest............................     500,000     (500,000)          --
  Net loss.............................         --    (3,951,995)   (3,951,995)
                                        ----------- ------------  ------------
Balance as of December 31, 1997........   8,320,000      773,469     9,093,469
  Capital contributions................   2,540,376      459,624     3,000,000
  Net loss.............................         --   (24,414,946)  (24,414,946)
                                        ----------- ------------  ------------
Balance as of December 31, 1998........  10,860,376  (23,181,853)  (12,321,477)
  Capital contributions................   4,233,961      766,039     5,000,000
  Net loss.............................         --   (26,139,274)  (26,139,274)
                                        ----------- ------------  ------------
Balance as of December 31, 1999........ $15,094,337 $(48,555,088) $(33,460,751)
                                        =========== ============  ============



                       See Notes to Financial Statements.

                          VIRGINIA PCS ALLIANCE, L.C.

                         NOTES TO FINANCIAL STATEMENTS

Note 1. Significant Accounting Policies

The Virginia PCS Alliance, L.C. ("Alliance") was organized in 1994 pursuant to the provisions of the Virginia Limited Liability Company Act. The Alliance was formed to fund, establish and operate a business to design, construct, own, operate and maintain a personal communications system to provide personal communications services ("PCS") in central and western Virginia. Operations commenced during September 1997, prior to which the Alliance was in the development stage. Its major activities through September 1997 were limited to acquiring PCS radio spectrum licenses, designing and constructing a personal communications system and obtaining equity capital.

CFW Wireless Inc., a wholly-owned subsidiary of CFW Communications Company, is responsible for managing and operating the Alliance pursuant to the terms and conditions of the service agreement and within the framework of the approved operating and capital business plan.

The following is a summary of the Alliance's significant accounting policies:

  Accounting estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Cash and cash equivalents: The Alliance considers all highly liquid cash investments with a purchased maturity of three months or less to be cash equivalents. At times such investments may be in excess of federally-insured amounts.

  Inventories: Inventories include PCS telephone equipment held for sale and are stated at the lower of average cost or market.

  Property and equipment: Property and equipment is stated at cost and depreciated using the straight-line method over their estimated useful lives. Buildings are depreciated over a 50-year life. Network plant and equipment are depreciated over various lives ranging from 5 to 17 years, with an average life of approximately 10 years for the category. Furniture, fixtures and other equipment are depreciated over various lives ranging from 3 to 24 years. Radio spectrum licenses, which are for areas where the licenses are being used in operations, are amortized over a life of 40 years. The Alliance includes radio spectrum licenses in other assets until such licenses are placed in service. Assets under construction represent costs incurred for the construction of cell sites, including allocated overhead costs.

  Revenue recognition: The Alliance earns revenue by providing access to and usage of its personal communications network. Local service and airtime revenues are recognized as services are provided. Wholesale revenues are earned by providing switch access and other switching services, including roamer management, to other wireless carriers. Wholesale prices are based on actual annual fixed and variable costs. Other revenues for equipment sales are recognized at the point of sale. Handset equipment is sold at prices below cost. Prices are based on the service contract period. The Alliance recognizes the entire cost of the handsets at the point of sale, rather than deferring such costs over the service contract period.

                          VIRGINIA PCS ALLIANCE, L.C.

                         NOTES TO FINANCIAL STATEMENTS

Note 1. Significant Accounting Policies (Continued)

  Fair value of financial instruments: The fair value of financial instruments recorded on the balance sheets are not significantly different than the carrying amounts.

  Income taxes: The Alliance is treated as a partnership for income tax purposes. The Internal Revenue Code and applicable state statutes provide that income and expenses of a partnership are not separately taxable, but rather accrue directly to the members as provided by agreement. Accordingly, no provision for federal or state income taxes has been made in the financial statements.

  Financial statement classifications: Certain amounts on the 1998 and 1997 financial statements have been reclassified, with no effect on net loss or members' equity (deficit) to conform with classifications adopted in 1999.

Note 2. Long-Term Debt

Long-term debt consists of the following as of December 31:

                                                           1999        1998
                                                       ------------ -----------
Vendor Supported Loan................................. $ 75,000,000 $71,139,502
Supplemental Loan.....................................   15,456,231   5,627,763
Line of Credit........................................   29,642,412   2,154,719
U. S. Department of the Treasury, FCC.................   11,154,374  11,154,374
Other.................................................      225,000     225,000
                                                       ------------ -----------
                                                       $131,478,017 $90,301,358
                                                       ============ ===========

In September 1996, the Alliance entered into two 7.00% installment notes with the Federal Communications Commission ("FCC") related to licenses awarded in the PCS radio spectrum Block "C" auction. Interest only is payable quarterly through September 30, 2002. Commencing December 31, 2002, principal and interest is payable in equal quarterly installments of $805,341 through June 30, 2006. The entire unpaid principal amount, together with accrued and unpaid interest, is due September 17, 2006 ("Maturity Date").

The Alliance has a $146.0 million Senior Secured Credit Facility with the Rural Telephone Financing Cooperative ("RTFC" or "Lender"). This credit facility was entered into in 1999 and replaced the Alliance's previous $89 million senior secured credit facility. The available facilities consist of a 7-year term loan ("Vendor Supported Loan") in the amount of $75.0 million, a 7-year term loan ("Supplemental Loan") in the amount of $36.0 million, and a 7-year revolving line of credit loan ("Line of Credit") in the amount of $35.0 million.

The Vendor Supported Loan is to finance up to $71.25 million of Motorola ("Vendor") supplied PCS equipment and engineering services, nonvendor related capital expenditures, microwave relocation expenses and working capital, and to purchase up to $3.75 million of RTFC subordinated capital certificates ("SCCs"). The Supplemental Loan is to finance up to $34.2 million of nongovernment-funded PCS license costs, microwave relocation expenses, non-Motorola related capital expenditures and working capital, and to purchase up to $1.8 million of RTFC SCCs.

                          VIRGINIA PCS ALLIANCE, L.C.

                         NOTES TO FINANCIAL STATEMENTS

Note 2. Long-Term Debt (Continued)

The RTFC SCC's are nonmarketable securities and are stated at historical cost. As the RTFC loans are repaid, the SCCs will be refunded through a cash payment to maintain a 5% SCCs-to-outstanding loan balance ratio.

Interest only is payable through four years for the Vendor Supported and Supplemental Loans. After this time, principal is payable in quarterly installments, plus accrued interest, with 10% of the principal due in year five, 15% due per year in years six and seven, and the final 60% is due at the maturity date, October 15, 2006.

As borrowings occur, the Alliance can choose between several fixed and variable rate interest options. The variable interest rate in effect on the nonfixed portions of the Vendor Supported and Supplemental Loans at December 31, 1999 and 1998 was 7.45% and 6.60%, respectively. In January 1998, the Alliance converted $15.0 million of the Vendor Supported Loan to a fixed rate of 7.25%. This rate is in effect until January 2003, at which time the loan will revert to the variable rate. In September 1998, the Alliance converted $27.0 million of the Vendor Supported Loan to a fixed rate of 6.55%. This rate is in effect until September 2001, at which time the loan will revert to the variable rate.

The credit facility includes a line of credit to supplement the Alliances general short-term cash requirements. The line of credit is to be repaid on October 15, 2006. The interest rate on the Line of Credit is the RTFC's standard monthly quoted line of credit rate plus 0.5%. The interest rate in effect on the Line of Credit at December 31, 1999, 1998, and 1997 was 8.10%, 7.20% and 7.75%, respectively.

Interest costs in 1999 were approximately $6.7 million of which $6.4 was expensed and $0.3 million was capitalized. Interest costs in 1998 were approximately $4.5 million of which $4.1 million was expensed and $0.4 million was capitalized. Interest costs in 1997 were approximately $1.1 million, of which $0.2 million was expensed and $0.9 million was capitalized.

All of the Alliance's present and future assets are pledged as security for the RTFC loans. In addition, each member of the Alliance has entered into an irrevocable unsecured pro rata guaranty with the RTFC for up to $68.3 million in the aggregate. As additional credit support for the Vendor Supported Loan and the supplemental loan, Motorola has entered into a guaranty agreement with the RTFC for up to $77.7 million of the Alliance's outstanding indebtedness.

The loan agreements contain various restrictive covenants, including negative covenants, related to additional indebtedness, payment of dividends, redemption of membership interests and payment of management fees. The agreements also contain financial covenants related to cash flows, population coverage and number of subscribers.

                          VIRGINIA PCS ALLIANCE, L.C.

                         NOTES TO FINANCIAL STATEMENTS

Note 2. Long-Term Debt (Continued)

Long-term debt maturities of amounts of Vendor Supported and Supplemental loans outstanding at December 31, 1999 are as follows:

2000 through 2002.................................................. $        --
2003...............................................................    4,522,812
2004...............................................................   11,307,029
Thereafter.........................................................  115,648,176
                                                                    ------------
  Total............................................................ $131,478,017
                                                                    ============

The RTFC allocates a large percentage of its annual margins to its patrons. A majority portion of the allocation is returned to the borrowers in cash. The remainder is issued to borrowers in the form of patronage capital certificates, which are retired in cash on an RTFC board approved cycle. In 1999, the Alliance received a cash distribution for 1998 patronage capital in the amount of $123,993. A $419,260 receivable for the 1999 cash distribution was recorded and is reflected in Other receivables on the Alliance's balance sheet. The net present value of the total patronage capital certificates was $466,833 at December 31, 1999 and is reflected in Other assets on the Alliance's balance sheet. The Alliance records Patronage Capital as a reduction in interest expense.

Note 3. Series A Preferred Membership Interests

The Series A Preferred Membership Interests consists of 1,294,000 units issued on December 30, 1996 at $10.00 per unit (stated value). Total proceeds were $12,940,000 before issuance costs. These units are entitled to cumulative, but not compounded, cash distributions at 8.5% per annum. This amount is payable quarterly for five years from the date contributed, at which time a "true up" amount is payable for the difference between an amount computed based on a 14% compounded annualized rate of return and the cumulative amount described above at 8.5%. At December 31, 1999, 1998 and 1997, accrued current dividends were approximately $229,000 for each date and accrued "true up" dividends were approximately $2,316,000, $1,501,000 and $730,000, respectively. Accrued "true up" dividends are included on the balance sheet with "Redeemable Series A Preferred Membership Interests."

At any time after the fifth anniversary of the capital contribution date, each Series A Preferred Member may put all, but not less than all, of its Preferred Series A Membership Interest to the Alliance in exchange for cash equivalent to the stated value, plus any accrued distributions. If such put takes place, additional Common Membership Interests may be acquired at $10.00 per unit for 88.1% of the put amount by CFW Communications Company and for 11.9% of the put amount by R&B Communications, Inc., both Common Members.

For any Series A Preferred Membership Interests not put to the Alliance as of the fifth anniversary date as well as any "true up" amounts due, the annual cash distribution rate will be changed to the lesser of 7% or LIBOR plus 1 1/2%, payable quarterly. After ten years from the Series A capital contribution date, the Alliance may redeem at any time any or all of the Series A Preferred Membership Interests still outstanding at the Stated Value plus any accrued distributions.

                          VIRGINIA PCS ALLIANCE, L.C.

                         NOTES TO FINANCIAL STATEMENTS

Note 4. Members' Equity (Deficit)

Members' equity (deficit) consists of the following classes of membership interests:

  Series B Preferred Membership Interests: This consists of 782,000 units issued on September 30, 1996 at $10.00 per unit (stated value), 50,000 units converted from Common Units on August 27, 1997 at $10.00 per unit (stated value), 115,471.6 units issued on January 6, 1998 at $22.00 per unit (stated value), and 192,452.7 units issued on January 4, 1999 at $22.00 per unit (stated value). Dividends are payable beginning after the tenth year from the capital contribution date at 8% per annum, payable quarterly and are cumulative, but not compounded. After the fourth year from the capital contribution date, the Series B units are convertible into Common Membership Interests on a unit-for-unit basis.

  Common Membership Interests: Common membership interests consist of a 440,363.8 Common Units. Additional future cash contributions may be required from the Common Members on the same terms and conditions of their initial Capital Contribution. If any Common Member fails to make the additional contributions, their existing capital account balance may be redeemed at 25% and amounts forfeited would be allocated among the remaining Common Members.

  Equity Subscriptions: The members entered into equity subscription agreements that obligate them to contribute $30 million in the aggregate of which $8 million had been contributed as of December 31, 1999. The remaining additional equity contributions are scheduled to be contributed over three years: $10 million in 2000; $10 million in 2001 and $2 million in 2002. Such contributions shall be for the purchase, at fair market value, of Common Membership or Series B Preferred Membership units.

In January 2000, the members contributed $5.0 million to the Alliance, purchasing 34,820 Common Units for $0.8 million and 192,452.7 Series B Preferred Membership Units for approximately $4.2 million.

Note 5. Commitments

  Leases: The Alliance leases property for cell site locations and retail stores. Leases for cell site locations vary in term from five to twenty years. Leases for retail store locations vary in term from three to five years. Certain cell site location leases have been prepaid and are being amortized on a straight-line basis over the total lease term. Total annual lease expense for the years ended December 31, 1999, 1998 and 1997 was approximately $1,571,000, $1,169,000 and $212,000, respectively. The total amount committed under these lease agreements is $1,353,576 in 2000, $1,320,316 in 2001, $1,159,081 in 2002, $853,706 in 2003, $569,760 in 2004
  and $2,040,167 for the years thereafter.

  Equipment: The Alliance had outstanding purchase commitments of approximately $2.2 million at December 31, 1999.

                          VIRGINIA PCS ALLIANCE, L.C.

                         NOTES TO FINANCIAL STATEMENTS

Note 6. Related Party Transactions

All transactions of the Alliance are administered by the managing partner. CFW Wireless, a subsidiary of CFW Communications Company, provided engineering, construction, sales management, billing, customer care and other general and administrative services to the Alliance in accordance with the service contract, which totalled $4,751,731 in 1999, $3,015,260 in 1998 and $1,757,204
in 1997. Of the total 1999 charges, $4,253,119 ($2,684,701 in 1998 and
$815,899 in 1997) was expensed and $498,612 ($330,559 in 1998 and $941,305 in
1997) was capitalized. CFW Communications Company also provided certain corporate services for the Alliance in the amount of $2,094,421 in 1999, $1,310,486 in 1998 and $336,650 in 1997. All corporate services were expensed in 1999 and 1998, and of the total 1997 charges, $161,281 was expensed and $175,369 was capitalized during the construction and startup period. Corporate services include executive, finance, accounting, human resources, information management and marketing services. Such services are charged to the Alliance at cost. In addition, the managing partner advances funds to the Alliance to cover expenditures incurred. These advances are included in due to affiliates in the accompanying balance sheets. Interest on outstanding advances was $240,627 in 1999.

Switch access and switching services are provided at cost to the West Virginia PCS Alliance L.C. and the Virginia RSA6 Cellular Limited Partnership, both affiliated through common ownership and management. Such services have been recorded as wholesale revenue and totaled $1,454,228 in 1999, $1,639,595 in 1998 and $47,400 in 1997.

                           VIRGINIA PCS ALLIANCE L.C.

                            CONDENSED BALANCE SHEETS
                      March 31, 2000 and December 31, 1999

                                                March 31,
                                                   2000      December 31, 1999
                                               ------------  -----------------
                                               (Unaudited)
                    ASSETS
Current Assets
  Cash and cash equivalents................... $     64,925    $     64,052
  Accounts receivable, net of allowance.......    1,611,596       1,790,159
  Accounts receivable, other..................      420,606         867,376
  Inventories.................................    9,098,151       5,996,148
  Prepaid expenses............................      427,509         522,798
                                               ------------    ------------
    Total current assets......................   11,622,787       9,240,533
Subordinated Capital Certificates.............    4,529,491       4,522,811
Property and Equipment
  Land and building...........................    1,901,773       1,864,318
  Network plant and equipment.................   65,364,765      73,920,705
  Furniture, fixtures and other equipment.....    6,008,035       5,913,845
  Radio spectrum licenses.....................   32,714,384      32,714,384
                                               ------------    ------------
    Total in service..........................  105,988,957     114,413,252
  Under construction..........................    9,490,962       6,991,159
                                               ------------    ------------
                                                115,479,919     121,404,411
  Less accumulated depreciation...............   16,097,619      14,989,390
                                               ------------    ------------
                                                 99,382,300     106,415,021
Other Assets..................................      837,099         663,374
                                               ------------    ------------
                                               $116,371,677    $120,841,739
                                               ============    ============
  LIABILITIES AND MEMBER'S EQUITY (DEFICIT)
Current Liabilities
  Accounts payable............................ $  5,659,097    $  3,737,845
  Due to affiliates...........................    4,351,376       2,900,955
  Dividends payable...........................      229,138         229,138
  Customer deposits...........................      426,455         152,758
  Advance billings............................      104,035          80,702
  Accrued interest............................      208,277         355,970
  Accrued payroll.............................       98,707          98,680
  Accrued taxes...............................      135,837          39,676
  Other accrued liabilities...................       52,010          37,075
                                               ------------    ------------
    Total current liabilities.................   11,264,932       7,632,799
Long-Term Liabilities
  Long-term debt..............................  116,118,994     131,478,017
  Other long term liabilities.................    9,363,321             --
                                               ------------    ------------
                                                125,482,315     131,478,017
Redeemable Series A Preferred Membership
 Interests....................................   15,410,392      15,191,674
Members' Equity (Deficit)
  Series B preferred membership interests.....   19,328,298      15,094,337
  Common membership interests.................  (55,114,260)    (48,555,088)
                                               ------------    ------------
                                                (35,785,962)    (33,460,751)
                                               ------------    ------------
                                               $116,371,677    $120,841,739
                                               ============    ============

                       See Notes to Financial Statements.

                           VIRGINIA PCS ALLIANCE L.C.

                       CONDENSED STATEMENTS OF OPERATIONS
                  Three Months Ended March 31, 2000, and 1999

                                                      2000         1999
                                                   -----------  -----------
                                                         (Unaudited)         ---
Operating revenues:
  Subscriber revenue.............................. $ 2,626,820  $ 1,600,770
  Wholesale revenue...............................   1,739,504      824,212
  Equipment revenue...............................     422,220      359,651
                                                   -----------  -----------
                                                     4,788,544    2,784,633
                                                   -----------  -----------
Operating expense:
  Cost of sales...................................   2,209,551    1,725,950
  Maintenance and support.........................   1,980,616    1,340,693
  Depreciation and amortization...................   2,075,387    2,167,619
  Customer operations.............................   2,392,483    1,718,654
  Corporate operations............................     774,670      641,597
                                                   -----------  -----------
                                                     9,432,707    7,594,513
                                                   -----------  -----------
    Operating Loss................................  (4,644,163)  (4,809,880)
Interest expense
  Interest expense................................  (2,195,346)  (1,249,110)
  Redeemable preferred interest...................    (485,702)    (474,449)
                                                   -----------  -----------
                                                    (2,681,048)  (1,723,559)
                                                   -----------  -----------
Net Loss.......................................... $(7,325,211) $(6,533,439)
                                                   ===========  ===========




                       See Notes to Financial Statements.

                           VIRGINIA PCS ALLIANCE L.C.

                       CONDENSED STATEMENTS OF CASH FLOWS
                   Three Months Ended March 31, 2000 and 1999

                                                         2000         1999
                                                     ------------  -----------
                                                           (Unaudited)
Cash Flows From Operating Activities
  Net loss.......................................... $ (7,325,211) $(6,533,439)
  Adjustments to reconcile net loss to net cash used
   in operating activities:
    Depreciation....................................    1,859,514    1,953,830
    Amortization....................................      215,873      213,790
    Changes in assets and liabilities
    (Increase) in:
      Accounts receivable...........................      625,333   (2,194,145)
      Inventories...................................   (3,102,003)  (1,713,763)
      Prepaid expenses..............................       95,289        3,287
    Increase (decrease) in:
      Accounts payable, trade.......................    1,351,784      986,182
      Advance billings and customer deposits........      297,030      (36,741)
      Accrued interest..............................     (147,693)    (111,518)
      Accrued dividends on Series A Preferred.......      210,727      199,475
      Other accrued liabilities.....................      111,124      126,817
                                                     ------------  -----------
        Net cash used in operating activities.......   (5,808,233)  (7,106,225)
                                                     ------------  -----------
Cash Flows From Investing Activities
  Purchase of property and equipment................   (2,842,799)  (7,496,227)
  Proceeds of sale of towers........................   17,744,333          --
  Increase in patronage capital certificates........     (195,535)         --
  Decrease in deferred charges......................       18,391      170,000
                                                     ------------  -----------
      Net cash provided by (used in) investing
       activities...................................   14,724,390   (7,326,227)
                                                     ------------  -----------
Cash Flows From Financing Activities
  Capital contributions, net........................    5,000,000    5,000,000
  Advances from (payments to) affiliates............    1,450,419     (232,205)
  Borrowings (Repayments) on revolving credit
   agreements, net..................................  (15,492,613)   1,845,281
  Proceeds from long-term borrowings................      126,910    7,821,101
                                                     ------------  -----------
      Net cash provided by (used in) financing
       activities...................................   (8,915,284)  14,434,177
                                                     ------------  -----------
      Net increase in cash and cash equivalents.....          873        1,725
Cash and Cash Equivalents:
  Beginning.........................................       64,052       59,814
                                                     ------------  -----------
  Ending............................................ $     64,925  $    61,539
                                                     ============  ===========

                       See Notes to Financial Statements.

                           VIRGINIA PCS ALLIANCE L.C.

               CONDENSED STATEMENTS OF MEMBERS' EQUITY (DEFICIT)
                                  (Unaudited)

                                         Series B
                                         Preferred     Common
                                        Membership   Membership
                                         Interests   Interests       Total
                                        ----------- ------------  ------------
Balance as of January 1, 1999.......... $10,860,376 $(23,181,853) $(12,321,477)
  Capital contributions................   4,233,961      766,039     5,000,000
  Net loss.............................         --    (6,533,439)   (6,533,439)
                                        ----------- ------------  ------------
Balance as of March 31, 1999...........  15,094,337  (28,949,253)  (13,854,916)
  Net loss.............................         --    (7,112,357)   (7,112,357)
                                        ----------- ------------  ------------
Balance as of June 30, 1999............  15,094,337  (36,061,610)  (20,967,273)
  Net loss.............................         --    (6,244,336)   (6,244,336)
                                        ----------- ------------  ------------
Balance as of September 30, 1999.......  15,094,337  (42,305,946)  (27,211,609)
  Net loss.............................         --    (6,249,142)   (6,249,142)
                                        ----------- ------------  ------------
Balance as of December 31, 1999........  15,094,337  (48,555,088)  (33,460,751)
  Capital contributions................   4,233,961      766,039     5,000,000
  Net loss.............................         --    (7,325,211)   (7,325,211)
                                        ----------- ------------  ------------
Balance as of March 31, 2000........... $19,328,298 $(55,114,260) $(35,785,962)
                                        =========== ============  ============


                       See Notes to Financial Statements.

                          VIRGINIA PCS ALLIANCE, L.C.

                    NOTES TO CONDENSED FINANCIAL STATEMENTS

(1) In the opinion of the managing member of the Alliance, the accompanying financial statements which are unaudited, except for the balance sheet dated December 31, 1999, contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position as of March 31, 2000 and December 31, 1999 and the results of operations for the three months ended March 31, 2000 and 1999 and cash flows for the three months ended March 31, 2000 and 1999. The results of operations for the three months ended March 31, 2000 and 1999 are not necessarily indicative of the results to be expected for the full year.

(2) In March 2000, the Alliance sold 56 towers for $17.9 million to Crown Castle International Corp (Crown). In April 2000, the Alliances sold a total of 3 towers for $1.0 million to Crown. In connection with these transactions, the Alliance has certain future leaseback and other commitments. Accordingly, these gains have been deferred for book purposes and will be amortized over the life of the leaseback agreement.

(3) In January 2000, the members contributed $5.0 million to the Alliance, purchasing 34,820 Common Membership Units for $0.8 million and 192,452.7 Series B Preferred Membership Units for approximately $4.2 million.